ESCROW AGREEMENT

         This ESCROW AGREEMENT is made and entered into as of May 15, 2000, by and among MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC. ("Company"), THREE ARROWS CAPITAL CORP. (the "Underwriter"), and NORWEST Bank COLORADO, NATIONAL ASSOCIATION (the "Escrow Agent").

                                    RECITALS

         A. Company intends to effect a public offering (the "Offering") of shares of Company's common stock (the "Shares") at a price of $10.00 per Share pursuant to a prospectus and registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") in which Offering the Underwriter has been engaged to act as underwriter on a 200,000 share minimum, "all or none, best efforts"/1,000,000 share maximum "best efforts" basis.

         B. Company and Underwriter have agreed that the minimum must be reached by November 15, 2000, which period may be extended for an additional 180 days at the option of the Company, or funds received will be returned to the subscribers with interest.

         C. Escrow Agent has agreed to serve as escrow agent on the terms and conditions contained herein.

                                   AGREEMENTS

         In consideration of the recitals and mutual covenants and agreements set forth herein, the parties hereby covenant and agree as follows:

         1. Appointment. Company and Underwriter hereby appoint Escrow Agent as escrow agent for the purpose of holding the Escrow Funds (as defined below). Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions contained in this Escrow Agreement.

         2. Delivery of Funds. Company and Underwriter hereby agree that Company and/or the Underwriter will deliver to Escrow Agent, promptly after the receipt of any subscriptions for the Shares, the subscription funds (which shall be equal to the gross offering price for the Shares subscribed) in the form of personal, bank or cashier check payable to "Norwest Bank Colorado, National Association, as Escrow Agent for Molecular Diagnostic & Therapeutics, Inc." or a wire transfer of federal funds for the subscription funds (which shall be equal to the gross offering price for the Shares subscribed), and to provide Escrow Agent, in writing, with the name, address and Taxpayer Identification Number of each subscriber and the number of Shares for which each subscriber has subscribed. Escrow Agent agrees to place any subscription funds so received (the "Escrow Funds") in an account maintained by Escrow Agent under the designation "Escrow Account for Molecular Diagnostic & Therapeutics, Inc." (the "Escrow Account").

         3. Escrow. Escrow Agent agrees to hold the Escrow Funds received by Escrow Agent in accordance with Section 2 until the release of the Escrow Funds pursuant to Section 4 hereof. Once all of the Escrow Funds have been disbursed pursuant to this Escrow Agreement, Escrow Agent shall take all necessary action to close the Escrow Account.

         4. Release of the Escrow Funds. Escrow Agent shall not release any part of the Escrow Funds to any party except as provided in this Section 4. Such disbursements shall be made as soon as practicable after receipt by Escrow Agent of a notice in the form of Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto (collectively, the "Disbursement Notices"), as applicable, but in no event will Escrow Agent be required to make such disbursements more often than bi-weekly.

                  (a) Initial Disbursement. At any time after the Escrow Agent has received Escrow Funds of $2,000,000 or more, if the Escrow Agent receives written notice signed by both Company and Underwriter in the form of Exhibit A hereto, the Escrow Agent will release the Escrow Funds on the date set forth in and in accordance with such Disbursement Notice.

                  (b) Subsequent Disbursements. At any time after the initial disbursement pursuant to Section 4(a) above, if the Escrow Agent receives written notice signed by both Company and Underwriter in the form of Exhibit B hereto, the Escrow Agent will release the Escrow Funds in accordance with such Disbursement Notice.

                  (c) Termination of the Offering. At any time prior to the initial disbursement pursuant to Section 4(a) above, but in no event later than November 15, 2000, which date may be extended to a date 180 days thereafter, at the option of the Company, if Company and Underwriter provide written notice to Escrow Agent in the form of Exhibit C hereto, Escrow Agent will promptly return to each subscriber the funds in the full amount of the subscriber's subscription price at the address of the subscriber provided in accordance with Section 2 of this Escrow Agreement, and thereafter close the Escrow Account.

                  (d) Rejection of Subscription. At any time during the term of this Agreement, if Company provides written notice to Escrow Agent in the form of Exhibit D hereto, Escrow Agent will promptly return to the subscriber(s) identified on Exhibit D the funds in the full amount of the subscriber's subscription price at the address of the subscriber provided in accordance with
Section 2 of this Escrow Agreement.

                  (e) Notwithstanding any provision to the contrary set forth herein, the Escrow Agent agrees it will not release any funds to the Company pursuant to Section 4(a) unless and until it has received the written approval of the securities administrators of the states listed on Exhibit E to release said funds. If the Escrow Agent has not received such written approval by 2:00 p.m. on the business day immediately preceding the Closing Date specified in the Disbursement Notice in the form of Exhibit A hereto, it will notify the Company and the Underwriter by telephone that it cannot disburse the funds on the Closing Date in accordance with the Disbursement Notice.

         5. Escrow Agent. Escrow Agent shall be liable as a depository only and shall not be responsible or accountable for the correctness of any information set forth in any statements delivered to it, including, without limitation, any Disbursement Notice, shall not be required in any event to verify the correctness of any such statements and shall not be responsible for verifying compliance by either Company or Underwriter with the Securities Act, the rules and regulations thereunder or any other securities laws, rules or regulations, or the terms of any Subscription Agreement or any agreement between Company and Underwriter. Escrow Agent shall be entitled to rely, without any investigation whatsoever, upon any communication received from the Company, the Underwriter or any state securities administrator, and Escrow Agent shall be entitled to deem the signatories of any Subscription Agreement or any communication submitted to it hereunder as being those purported to be authorized to sign such communication on behalf of such party and shall be entitled to rely on the genuineness of the signatures of such signatories without inquiry and without sustaining evidence of any kind. Escrow Agent shall have the right to consult with counsel and shall be fully protected and shall not be liable with respect to any action, taken or omitted by Escrow Agent in good faith and on advice of counsel, and shall be fully protected and shall not be liable for any error of judgments or for any act done or omitted by it in good faith, except for its own gross negligence or willful misconduct, and Escrow Agent shall have no duties to anyone except those signing this Escrow Agreement.

         6. Indemnification. Escrow Agent shall be indemnified and held harmless by Company from and against any taxes, assessments, liabilities, claims, damages, actions, suits, costs and expenses (including attorney's fees) or other charges suffered or incurred by Escrow Agent in connection with the performance of its services hereunder, unless caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent is hereby authorized by Company to deduct such amount from any funds due to Company hereunder. The provisions of Sections 5 and 6 shall survive the termination of Escrow Agent's duties hereunder.

         7. No Control. It is agreed that, except as explicitly permitted by this Escrow Agreement, Company and Underwriter shall have no right to receive, manage, transfer or otherwise control, in any way, any amounts held in the Escrow Account and at no time prior to actual payment from the Escrow Account shall Company or Underwriter be considered to be in actual or constructive receipt of any amounts held in the Escrow Account.

         8. Miscellaneous.

                  (a) This Escrow Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Escrow Agreement may not be modified or amended except by written instrument executed by all the parties hereto. Company and Underwriter acknowledge that Escrow Agent is neither a party to, nor bound by any provisions of, any Subscription Agreement.

                  (b) This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  (c) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Colorado.

                  (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, or on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address).

                           If to Company:

                                   Molecular Diagnostic & Therapeutics, Inc.
                                   1880 Industrial Circle, Suite B-3
                                   Longmont, Colorado 80501
                                   Attention:  Malcolm H. Benedict, President

                           with a copy to:

                                   Reinhart, Boerner, Van Deuren,
                                   Norris & Rieselbach, P.C.
                                   1775 Sherman, Suite 2100
                                   Denver, Colorado 80203
                                   Attention:  Arnold R. Kaplan, Esq.

                           If to Underwriter:

                                   Three Arrows Capital Corp.
                                   10101 Grosvenor Place #2016
                                   Rockville, Maryland 20852
                                   Attention: Ron Peterson

                           If to Escrow Agent:

                                   Norwest Investment Management and Trust
                                   Corporate Trust and Escrow Services
                                   1740 Broadway
                                   Denver, Colorado 80274-8693

         9. Escrow Dispute. In the event of any disagreement between Company and Underwriter or Company and subscribers resulting in adverse claims and demands being made in connection with or for the Escrow Funds, Escrow Agent shall be entitled, as its option, to hold the Escrow Fund until such time as a mutual agreement has been reached among all the parties or until disbursement is legally authorized by final judgment or decree of any court having jurisdiction thereover, or to deposit the Escrow Funds with any court having jurisdiction thereover pending the resolution of the disagreement.

         10. Termination. This Escrow Agreement shall terminate and be of no further force and effect on the earliest to occur of (a) receipt by Escrow Agent of written notice of termination jointly executed (in counterparts if necessary) by Company and Underwriters; or (b) the closing of the Escrow Account in accordance with the provisions hereof.

         11. Resignation. Escrow Agent, acting at any time hereunder, may resign at any time by giving 30 days' prior written notice of resignation to Company and Underwriter, such resignation to be effective on the date specified on such notice. Upon the effectiveness of such resignation, Escrow Agent shall transfer the Escrow Funds to such succeeding Escrow Agent or to such persons as Underwriter and Company designate in writing to Escrow Agent prior to the effectiveness of the resignation. In the event no such designation has been provided, Escrow Agent shall deposit the Escrow Fund with any court having jurisdiction thereover. Prior to the effectiveness of the resignation of Escrow Agent, Escrow Agent shall remain obligated to perform all duties required of it under this Escrow Agreement.

         12. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

COMPANY:                        MOLECULAR DIAGNOSTIC & THERAPEUTICS, INC.

                                         By:______________________________
                                               Its: ___________________________

UNDERWRITER:                    THREE ARROWS CAPITAL CORP.

                                         By:______________________________
                                               Its: ___________________________

ESCROW AGENT:                   NORWEST BANK COLORADO,
                                NATIONAL ASSOCIATION

                                         By:______________________________
                                               Its: ___________________________

                                    EXHIBIT A
                               Disbursement Notice
                              Initial Disbursement

                                                                          (Date)

Norwest Investment management and Trust
Corporate Trust and Escrow Services
1740 Broadway
Denver, Colorado 80274-8693


         Re:  Escrow Account No. _____________

Dear _____________:

         1. Reference is made to that certain Escrow Agreement dated as of March __, 2000, by and among Molecular Diagnostic & Therapeutics, Inc. ("Company"), Three Arrows Capital Corp. ("Underwriter"), and Norwest Bank Colorado, National Association (the "Escrow Agreement"). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. All conditions to the purchase by the subscribers from Company and the sale by Company to the subscribers of the Shares have been satisfied or waived.

         3. You are hereby directed to disburse on _________, 200_ (the "Closing Date") the following amounts as indicated below:

         To Underwriter:

                  [Amount]
                  [Form of disbursement]
                  [If by wire transfer:]      (Name/Address of Receiving Bank)
                                              (ABA # of Receiving Bank)
                                              (Receiving Account Number)
                                              (Receiving Account Name)
                                              Re:

         To Company:

                  [Amount]
                  [Form of disbursement]
                  [If by wire transfer:]       (Name/Address of Receiving Bank)
                                               (ABA # of Receiving Bank)
                                               (Receiving Account Number)
                                               (Receiving Account Name)
                                               Re:

         IN WITNESS WHEREOF, the undersigned have executed this statement on the date indicated above.

COMPANY:                          MOLECULAR DIAGNOSTIC & THERAPEUTICS, INC.

                                           By:______________________________
                                                 Its: __________________________

UNDERWRITER:                      THREE ARROWS CAPITAL CORP.

                                           By:______________________________
                                                 Its: __________________________

                                    EXHIBIT B
                               Disbursement Notice
                            Subsequent Disbursements

                                                                          (Date)

Norwest Investment management and Trust
Corporate Trust and Escrow Services
1740 Broadway

Denver, Colorado 80274-8693

         Re:  Escrow Account No. _____________

Dear _____________:

         1. Reference is made to that certain Escrow Agreement dated as of March __, 2000, by and among Molecular Diagnostic & Therapeutics, Inc. ("Company"), Three Arrows Capital Corp. ("Underwriter"), and Norwest Bank Colorado, National Association (the "Escrow Agreement"). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. You are hereby directed to disburse the following amounts as indicated below:

         To Underwriter:

                  [Amount]
                  [Form of disbursement]
                  [If by wire transfer:]       (Name/Address of Receiving Bank)
                                               (ABA # of Receiving Bank)
                                               (Receiving Account Number)
                                               (Receiving Account Name)
                                               Re:

         To Company:

                  [Amount]
                  [Form of disbursement]
                  [If by wire transfer:]       (Name/Address of Receiving Bank)
                                               (ABA # of Receiving Bank)
                                               (Receiving Account Number)
                                               (Receiving Account Name)
                                               Re:

         IN WITNESS WHEREOF, the undersigned has executed this statement on the date indicated above.

COMPANY:                         MOLECULAR DIAGNOSTIC & THERAPEUTICS, INC.

                                          By:______________________________
                                                Its: ___________________________

UNDERWRITER:                     THREE ARROWS CAPITAL CORP.

                                          By:______________________________
                                                Its: ___________________________

                                    EXHIBIT C
                               Disbursement Notice
                               Termination Notice

                                                                         (Date)

Norwest Investment management and Trust
Corporate Trust and Escrow Services
1740 Broadway

Denver, Colorado 80274-8693

         Re:  Escrow Account No. _____________

Dear _____________:

         1. Reference is made to that certain Escrow Agreement dated as of March __, 2000, by and among Molecular Diagnostic & Therapeutics, Inc. ("Company"), Three Arrows Capital Corp. ("Underwriter"), and Norwest Bank Colorado, National Association (the "Escrow Agreement"). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. Company and Underwriter have terminated the Offering prior to the initial disbursement pursuant to Section 4(a) of the Escrow Agreement

         3. You are hereby directed to disburse the Escrow Fund to the subscribers in accordance with Section 4(c) of the Escrow Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this statement on the date indicated above.

COMPANY:                          MOLECULAR DIAGNOSTIC & THERAPEUTICS, INC.

                                           By:______________________________
                                                 Its: __________________________

UNDERWRITER:                      THREE ARROWS CAPITAL CORP.

                                           By:______________________________
                                                 Its: __________________________

                                    EXHIBIT D
                               Disbursement Notice
                            Rejection of Subscription

                                                                          (Date)

Norwest Investment management and Trust
Corporate Trust and Escrow Services
1740 Broadway

Denver, Colorado 80274-8693

         Re:  Escrow Account No. _____________

Dear _____________:

         1. Reference is made to that certain Escrow Agreement dated as of March __, 2000, by and among Molecular Diagnostic & Therapeutics, Inc. ("Company"), Three Arrows Capital Corp. ("Underwriter"), and Norwest Bank Colorado, National Association (the "Escrow Agreement"). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. Company has determined to reject the following subscription(s):

                  Name of Subscriber                  Amount of Subscription




         3. A copy of the Company's notice of rejection to the subscriber is attached hereto.

         4. You are hereby directed to disburse the Escrow Fund to the subscribers named above in accordance with Section 4(d) of the Escrow Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this statement on the date indicated above.

COMPANY:                           MOLECULAR DIAGNOSTIC & THERAPEUTICS, INC.

                                            By:______________________________
                                                  Its: _________________________